                                                                      EXHIBIT 21

                   LIST OF SUBSIDIARIES OF OLYMPIC STEEL, INC.

NAME OF SUBSIDIARY                           STATE OF ORGANIZATION                               % OWNERSHIP
------------------                           ---------------------                               -----------

Olympia International, Inc.                  U.S. Virgin Islands                                 100%

Olympic Steel Lafayette, Inc.                Ohio                                                100%

Olympic Steel Minneapolis, Inc.              Minnesota                                           100%

Olympic Steel Receivables, Inc.              Delaware                                            100%

Olympic Steel Receivables LLC                Delaware                                            100%(a)

Olympic Steel Trading, Inc.                  Ohio                                                100%

Oly Steel Welding, Inc.                      Michigan                                            100%

Olympic Steel Iowa, Inc.                     Iowa                                                100%(b)

OLP LLC                                      Michigan                                             50%(c)

Trumark Steel & Processing LLC               Michigan                                             49%(d)




(a) Owned 100% by Olympic Steel, Inc. and Olympic Steel Receivables, Inc.

(b) Owned 100% by Olympic Steel Minneapolis, Inc.

(c) Owned 50% by Oly Steel Welding, Inc.

(d) Owned 49% by Oly Steel Welding, Inc.

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